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                                                                EXHIBIT 4.2

           FIRST AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "First Amendment to Loan Agreement" or this "First Amendment") is entered into on September 26, 1997 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

         This First Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this First Amendment:

         1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and ND are parties to a Revolving Credit and Loan Agreement dated April 30, 1997 (the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement. For convenience, all loan and security documents referred to in the immediately preceding sentence, together with the Loan Agreement and all other agreements that may hereafter be entered into between Bank and any one or more of the Obligors, as the same may be amended or restated from time to time, are referred to collectively as the "Loan Documents" and individually as a "Loan Document". Capitalized terms used but not defined in this First Amendment have the same meanings given to those terms in the Loan Documents.

         2. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this First Amendment.


                                   AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreement of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:
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         A.      The definition of "Termination Date" appearing in Section 1.1 of the Loan Agreement is amended to read as follows: "Termination Date" means the earlier to occur of (a) September 30, 1999 and (b) at NBD's option, the date on which an Event of Default occurs.

         B.      The date "June 30, 1997" appearing in the first sentence of
Section 2.2(a) of the Loan Agreement is amended to read "September 30, 1998".

         C.      The date "June 30, 1997" appearing in the first sentence of
Section 2.3 of the Loan Agreement is amended to read "September 30, 1998".

         D. Prior to or simultaneously with execution and delivery of this First Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this First Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this First Amendment.

         E. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this First Amendment and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

         F. From and after the date of this First Amendment, references in the Loan Documents to the Loan Agreement are to be treated as referring to the Loan Agreement as amended by this First Amendment.

         G.      Obligors represent and warrant to NBD that:

                 (1)     (a)      The execution, delivery and performance of
         this First Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this First Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.


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                         (b)      No authorization, consent, approval, license,
         exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this First Amendment and all agreements and documents delivered in connection with this First Amendment.

                         (c) This First Amendment and all agreements and documents delivered by Obligors in connection with this First Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                 (2) After giving effect to the amendments contained in this First Amendment, all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                 (3) Obligor's financial statements furnished to the NBD, fairly present Obligor's financial condition as at such dates and the results of Obligor's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                 (4) No Default or Event of Default has occurred and is continuing or will exist on the date of this First Amendment under the Loan Agreement or any of the other Loan Documents.

                 H. The terms and provisions of this First Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this First Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

                 I. If there is an express conflict between the terms of this First Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this First Amendment govern and control.

                 J. This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                 K. Notwithstanding any other provision in the Loan Agreement to the contrary (including, without limitation, the statement that the Facility Fee was fully earned by NBD on the date of the Loan Agreement), NBD and the Obligors acknowledge that an extension of the


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Termination Date to September 30, 1999 was contemplated (but not agreed to) by them on the date of the Loan Agreement and that the amount of the Facility Fee was calculated and negotiated by the parties as if the Termination Date were September 30, 1999.

                 L. If no other defaults or Events of Default occur under the Loan Documents, then NBD agrees to waive for the period from June 30, 1997 through October 1, 1997 any defaults arising under Section 6.1A of the Loan Agreement on account of the Consolidated Current Ratio being equal to or greater than 1.20 to 1 but less than 1.25 to 1. This waiver is not an agreement to waive the same provision or any other provision in the future, nor is it to be construed as a waiver with respect to any other matter.

                 M. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL, UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.


NBD BANK


By:   /S/ Robert B. Greene
      ------------------------
      Robert B. Greene
      First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By:   /S/ Alan S. Ker
      ------------------------
      Alan S. Ker
      Vice President Finance and Treasurer


[Signatures  continued on following page]


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[SIGNATURES CONTINUED FROM PRECEDING PAGE]

UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By: /S/ Alan S. Ker
    --------------------------------
        Alan S. Ker, Treasurer

UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By: /S/ Alan S. Ker
    --------------------------------
        Alan S. Ker, Treasurer

UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: /S/ Alan S. Ker
    --------------------------------
        Alan S. Ker, Treasurer

A/R CREDIT, INC.


By: /S/ Alan S. Ker
    --------------------------------
        Alan S. Ker, Treasurer

T.P.A., INC.


By: /S/ Alan S. Ker
    --------------------------------
        Alan S. Ker, Treasurer


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